                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]    Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-12

                            PETROQUEST ENERGY, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [x] No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

             (1) Title of each class of securities to which transaction applies:

                 ---------------------------------------------

             (2) Aggregate number of securities to which transaction applies:

                 ---------------------------------------------

             (3) Per unit price or other underlying value of
                 transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------

             (4) Proposed maximum aggregate value of transaction:

                 ---------------------------------------------

             (5) Total fee paid:

                 ---------------------------------------------

         [ ] Fee paid previously with preliminary materials:
                                                            -------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount previously paid: _______________________________________
            (2) Form, Schedule or Registration Statement No.: _________________
            (3) Filing Party: _________________________________________________
            (4) Date Filed: ___________________________________________________

                            PETROQUEST ENERGY, INC.
                     400 E. KALISTE SALOOM ROAD, SUITE 6000
                           LAFAYETTE, LOUISIANA 70508

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 7, 2003

                               -----------------

Dear Stockholders:

         We cordially invite you to attend our 2003 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 7, 2003 at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 1100 Camellia Blvd., Lafayette, Louisiana 70508. At the meeting we will:

         1.   Elect the Board of Directors; and

         2. Transact any other business as may properly come before the meeting.

         Stockholders who owned our common stock at the close of business on Friday, March 21, 2003 may attend and vote at the meeting. A stockholders' list will be available at our offices at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 for a period of ten days prior to the meeting. If you cannot attend the meeting, you may vote by mailing the Proxy Card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a Proxy Card.

         We look forward to seeing you at the meeting.

                                      By order of the Board of Directors,

                                      /s/ DANIEL G. FOURNERAT

                                      Daniel G. Fournerat
                                      Senior Vice President, General Counsel
                                      and Secretary

Lafayette, Louisiana
April 4, 2003





           PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AS PROMPTLY
               AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE

                            PETROQUEST ENERGY, INC.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders to be held on Wednesday, May 7, 2003 at 9:00 a.m. (Lafayette time) at the City Club at River Ranch at 1100 Camellia Blvd., Lafayette, Louisiana 70508, and at any adjournments or postponements of the meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

         PetroQuest will pay the costs of soliciting proxies from stockholders. Directors, officers and regular employees may solicit proxies on behalf of PetroQuest, without additional compensation, personally or by telephone. Voting materials, which include the Proxy Statement, Proxy Card and 2002 Annual Report, will be mailed to stockholders on or about April 4, 2003.

                             QUESTIONS AND ANSWERS

Q:   WHO CAN ATTEND AND VOTE AT THE MEETING?
A: The Board set March 21, 2003 as the record date for the meeting. You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, March 21, 2003. On that date, there were 42,852,394 shares outstanding and entitled to vote at the meeting.

Q:   WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?
A: The only proposal scheduled to be voted on at the meeting is the election of directors.

Q:   HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE MEETING?
A: By submitting your Proxy Card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting. The proxies' authority to vote according to their judgment applies only to shares you own as a stockholder of record.

Q:   HOW DO I CAST MY VOTE?
A: If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

     The enclosed Proxy Card contains instructions for voting by mail. The proxies identified on the back of the Proxy Card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a Proxy Card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?
A: The Board recommends you vote "FOR" each of the nominees to the Board of Directors.

Q:   CAN I REVOKE MY PROXY CARD?
A:   Yes.  You can revoke your proxy card by:

     o    Submitting a new proxy card with a later date;

     o Giving written notice before the meeting to our Secretary stating that you are revoking your Proxy Card; or

     o Attending the meeting and voting your shares in person, or notifying our Secretary orally at the meeting of your wish to revoke your proxy.

Q:   WHO WILL COUNT THE VOTE?
A: The inspector of election will count the vote. PetroQuest's Secretary will act as the inspector of election.

Q:   WHAT IS A "QUORUM?"
A: A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid Proxy Card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes also count toward the quorum. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q:   WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
A: The nominees for director will be elected by a plurality of the votes cast at the annual meeting. The seven nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the stockholders will be elected as our directors. In the election of directors, you may vote "FOR" all nominees, "AGAINST" all nominees or withhold your vote for any one or more of the nominees. All other matters to be considered at the meeting require the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the meeting. In a plurality vote, abstentions and broker non-votes are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions and broker non-votes have the effect of a vote against a particular proposal.

Q:   WHAT SHARES ARE INCLUDED ON MY PROXY CARD?
A: Your Proxy Card represents all shares registered to your account in the same social security number and address.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: Your shares are probably registered in more than one account. You should vote each Proxy Card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:   HOW MANY VOTES CAN I CAST?
A:   On all matters you are entitled to one vote per share.

Q:   WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2003.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

         At the meeting, seven directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying Proxy have been designated by the Board of Directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the Proxy may be voted for a substitute nominee selected by the persons named in the Proxy or the Board of Directors may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

         Certain information regarding the nominees is set forth below:

NAME                            AGE   POSITION                                                  DIRECTOR SINCE
----                            ---   --------                                                  --------------
Charles T. Goodson              47    Chairman of the Board, Chief Executive Officer and             1998
                                      Director
Alfred J. Thomas, II            66    President, Chief Operating Officer and Director                1998
Ralph J. Daigle                 55    Executive Vice President and  Director                         1998
Michael O. Aldridge             44    Senior Vice President, Chief Financial Officer,                2000
                                      Treasurer and Director
William W. Rucks, IV (1)(2)     45    Director                                                       1999
E. Wayne Nordberg (1)(2)        64    Director                                                       2000
Jay B. Langner (1)(2)           73    Director                                                       2000

------------------------
(1)   Member, Audit Committee of the Board of Directors.
(2)   Member, Compensation Committee of the Board of Directors.

         Charles T. Goodson has served as our Chairman of the Board since May 2000, and has served as our Chief Executive Officer and as a member of our Board of Directors since September 1998. He also served as our President from September 1998 to May 2000. From 1995 to 1998, Mr. Goodson was President of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as President and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1980 to 1985 he worked for Callon Petroleum Company, first as a landman, then district land manager and then regional land manager. He began his career in 1978 as a landman for Mobil Oil Corporation.

         Alfred J. Thomas, II has served as our President since May 2000, and has served as our Chief Operating Officer and as a member of our Board of Directors since September 1998. From 1995 to 1998, Mr. Thomas was Chief Executive Officer of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as Chief Executive Officer and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1976 through 1984 he was a partner in Petitfils, Thomas and Associates, an oil and gas engineering consulting firm. He worked for the Superior Oil Company as a petroleum engineer from 1959 to 1976.

         Ralph J. Daigle has served as a member of our Board of Directors since September 1998, and has served as our Executive Vice President since December 2001. He also served as our Senior Vice President of Exploration from September 1998 to December 2001. From 1995 to 1998, Mr. Daigle was Senior Vice President of Exploration of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1989, he has served as the Senior Vice President of Exploration of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1984 to 1989, he worked as an independent geophysical consultant. From 1979 to 1984, he was employed by X-Plor, an exploration and production consulting group. He worked for Texas Pacific Oil Company as a geophysical interpreter of seismic data from 1977 until 1979 and served in the same capacity with Union Oil Company from 1973 to 1977.

         Michael O. Aldridge has served as our Senior Vice President and Chief Financial Officer and as a member of our Board of Directors since May 2000. He has also served as our Treasurer since May 2001, and served as our Secretary from May 2000 to May 2001. From 1992 to 1999, Mr. Aldridge served first as Vice President - Controller and then as Vice President - Corporate Communications for Ocean Energy, Inc., a public oil and gas exploration and development company. From 1991 to 1992, he served as Chief Financial Officer for Fleet Petroleum Partners, an independent exploration and production company. Prior to this, he served the oil and gas industry for eleven years with Ernst & Young LLP, where he attained the level of senior manager. Mr. Aldridge earned a Bachelor of Science in accounting from Louisiana State University in 1980 and is a certified public accountant.

         William W. Rucks, IV has served as a member of our Board of Directors since October 1999. Mr. Rucks has been a private venture capitalist-investor since September 1996. He has served as a director of OMNI Energy Services, Inc., a public oil and gas company, from 1997 to October 2001 and also served as Chairman of the Board from February 2001 to October 2001. He served as president and vice chairman of Ocean Energy, Inc. (formerly Flores & Rucks, Inc.), a public oil and gas exploration and development company, from July 1995 until September 1996 and as its President and Chief Executive Officer from its inception in 1992 until July 1995. From 1985 to 1992, Mr. Rucks served as President of FloRuxco, Inc. Mr. Rucks earned a Bachelor of Science in Business Administration from Louisiana State University in 1979.

         E. Wayne Nordberg has served as a member of our Board of Directors since April 2000. Since January 2003, he has served as a director of Ingalls & Snyder LLC, a NYSE member and registered investment advisor, and since 1999, he has served as Chairman of Hollow Brook Associates, the investment office for the Lafayette College Endowment Fund. From 1998 to June 2002, Mr. Nordberg served as Vice Chairman of the Board of KBW Asset Management, Inc. KBW is an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor offering investment management services to institutions and high net worth individuals. From 1988 to 1998, he served in various capacities for Lord, Abbet & Co., a mutual fund company, including partner and director of their family of funds. Mr. Nordberg is a member of the Financial Analysts Federation and The New York Society of Security Analysts. He received a Bachelor of Arts in Economics from Lafayette College, Easton, Pennsylvania, where he is a Trustee Emeritus.

         Jay B. Langner has served as a member of our Board of Directors since April 2000. Since April of 1999, Mr. Langner has served as honorary chairman of Hudson General Corporation, an aviation services company. From 1961 to 1999, Mr. Langner served in various capacities for Hudson General, including Chairman and Chief Executive Officer. He serves as Chairman of the Board of Montefiore Medical Center and is a member of the board of directors of Orpheus Chamber Orchestra and Gregorian University Foundation. Mr. Langner received a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

         In accordance with Delaware corporate law, our business is managed under the direction of our Board of Directors. There are currently two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee. The Board does not currently have a nominating committee. Committee membership and the functions of those committees are described below.

         During 2002, the Board of Directors held four meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they serve.

         AUDIT COMMITTEE. The current members of the Audit Committee are Jay B. Langner, E. Wayne Nordberg and William W. Rucks, IV. Under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, all of the members of the committee are independent. The Audit Committee operates under a written charter adopted by the Board of Directors. The committee met six times during 2002. The committee is responsible for: reviewing the financial reports and other financial information provided by us to any governmental body or the public; reviewing our system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and our auditing, accounting and financial reporting processes generally; reviewing the independence and performance of our independent auditors; and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The committee also has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

         COMPENSATION COMMITTEE. The current members of the Compensation Committee are Jay B. Langner, E. Wayne Nordberg and William W. Rucks, IV. The committee met five times during 2002. The committee recommends to the Board the compensation to be paid to our officers and key employees and the compensation of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board of Directors, the committee is responsible for administration of executive compensation plans, incentive stock plans and other forms of compensation of officers and key employees. The committee has the power and authority to authorize any of our officers to agree to such documents, agreements and instruments related to such plans and compensation as are approved by the committee.

         DIRECTOR COMPENSATION. Our employee directors are not separately compensated for their service as directors. Our non-employee directors are entitled to receive stock option grants as consideration for their service as directors. Each non-employee director who is reelected as a non-employee director at PetroQuest's annual meeting of stockholders and who has served PetroQuest as a non-employee director for at least one full calendar year, will be granted on the date of such annual meeting a nonstatutory stock option to purchase 20,000 shares of our common stock. The nonstatutory stock option will have an exercise price equal to the fair market value of one share of our common stock on such date with a term of ten years and will vest over a three year period with one-third of the shares vesting on each of the first, second and third anniversaries of the grant date. In April 2002, our non-employee directors, Messrs. Langner, Nordberg and Rucks, received non-statutory stock options to purchase 20,000 shares of our common stock each, at an exercise price of $6.79 per share pursuant to this arrangement.

         The members of the Board of Directors are entitled to reimbursement of their expenses incurred in connection with the attendance at Board and committee meetings in accordance with company policy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL SEVEN NOMINEES TO OUR BOARD OF DIRECTORS.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

         The following table presents certain information as of March 21, 2003, as to:

         o each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

         o    each director,

         o    each executive officer named in the Summary Compensation
              Table, and

         o    all directors and executive officers as a group.

                                                                                SHARES BENEFICIALLY OWNED (1)
                                                                              ----------------------------------
                                                                                                    PERCENT OF
                      NAME AND ADDRESS OF BENEFICIAL OWNER (2)                     NUMBER              CLASS
--------------------------------------------------------------------------    --------------     ---------------
Charles T. Goodson (3)....................................................        3,656,809               8.5%
Ralph J. Daigle (4).......................................................        3,021,862               7.0%
Alfred J. Thomas, III (5).................................................        2,234,000               5.2%
William W. Rucks, IV (6)..................................................          904,999               2.1%
E. Wayne Nordberg (7).....................................................          675,492               1.6%
Michael O. Aldridge (8)...................................................          290,283               *
Jay B. Langner (9)........................................................          283,332               *
Daniel G. Fournerat (10)..................................................          250,950               *
Stephen H. Green (11).....................................................           84,917               *
Arthur M. Mixon, III (12).................................................           45,000               *
Dalton F. Smith, III (13).................................................           32,367               *
All directors and executive officers as a group (11 persons)(3 - 13)......       11,246,011              25.5%

------------------------------
*  Less than 1%

(1) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons.

(2) Unless otherwise indicated, the address of all beneficial owners of more than five percent of our shares of common stock set forth above is 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508.

(3) Includes (i) 3,509,412 shares of common stock directly held by Mr. Goodson, (ii) 30,000 shares of common stock indirectly held by American Explorer, Inc., a company in which Mr. Goodson has 50% ownership, and (iii) 117,667 shares of common stock issuable on the exercise of vested options.

(4) Includes (i) 2,878,995 shares of common stock directly held by Mr. Daigle, (ii) 31,200 shares of common stock directly held by his daughter, and (iii) 111,667 shares of common stock issuable on the exercise of vested options.

(5) Includes (i) 1,574,445 shares of common stock directly held by Mr. Thomas, (ii) 511,888 shares of common stock directly held by his wife,
         (iii) 30,000 shares of common stock indirectly held by American Explorer, Inc., a company in which Mr. Thomas has 50% ownership, and
         (iv) 117,667 shares of common stock issuable on the exercise of vested options.

(6) Includes (i) 610,000 shares of common stock directly held by Mr. Rucks, (ii) four-year warrants to purchase 225,000 shares of common stock at an exercise price of $1.25 per share, and (iii) 69,999 shares of common stock issuable on the exercise of vested options.

(7) Includes (i) 295,000 shares of common stock directly held by Mr. Nordberg, (ii) 10,000 shares directly held by Hollow Brook Associates, LLC Defined Benefit Plan, (iii) 72,160 shares of common stock directly and indirectly held by his wife, (iv) 70,000 shares of common stock directly held by the Olivia S. Nordberg Trust, (v) 80,000 shares of common stock directly held by the Anna and Samuel Nordberg Trust, (vi) four-year warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share directly held by Mr. Nordberg, (vii) four-year warrants to purchase 25,000 shares of common stock at an exercise price of $1.25 per share directly held by the Anna and Samuel Nordberg Trust, (viii) 63,332 shares of common stock issuable on the exercise of vested options, and (ix) four-year warrants to purchase 10,000 shares of common stock at an exercise price of $1.25 per share directly held by his wife.

(8) Includes (i) 37,783 shares of common stock directly held by Mr. Aldridge, (ii) 122,500 shares of common stock which may be directly held by Mr. Aldridge on the exercise of a vested option to acquire common stock from Messrs. Goodson, Thomas and Daigle, and (iii) 130,000 shares of common stock issuable on the exercise of vested options.

(9) Includes (i) 170,000 shares of common stock directly held by Mr. Langner, (ii) four-year warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share, and (iii) 63,332 shares of common stock issuable on the exercise of vested options.

(10) Includes (i) 27,783 shares of common stock directly held by Mr. Fournerat, (ii) 81,500 shares of common stock which may be directly held by Mr. Fournerat on the exercise of a vested option to acquire common stock from Messrs. Goodson, Thomas and Daigle, and (iii) 141,667 shares of common stock issuable in the exercise of vested options.

(11) Includes (i) 2,250 shares of common stock directly held by Mr. Green's son, (ii) 1,000 shares of common stock directly held by his daughter, and (iii) 81,667 shares of common stock issuable on the exercise of vested options.

(12) Includes 45,000 shares of common stock issuable on the exercise of vested options.

(13) Includes (i) 700 shares of common stock directly held by Mr. Smith, and (ii) 31,667 shares of common stock issuable on the exercise of vested options.

EXECUTIVE OFFICERS

         Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of our executive officers are listed in the following table, and certain information concerning those officers, except for Messrs. Goodson, Thomas, Daigle and Aldridge who are also members of the Board of Directors, follows the table:

NAME                            AGE       POSITION
----                            ---       --------
Charles T. Goodson...........    47       Chairman of the Board, Chief Executive Officer and
                                          Director
Alfred J. Thomas, II ........    66       President, Chief Operating Officer and Director
Ralph J. Daigle .............    55       Executive Vice President and Director
Michael O. Aldridge..........    44       Senior Vice President, Chief Financial Officer and
                                          Treasurer
Daniel G. Fournerat..........    49       Senior Vice President, General Counsel and Secretary
Arthur M. Mixon, III ........    44       Senior Vice President - Operations
Dalton F. Smith, III.........    41       Senior Vice President - Business Development & Land
Stephen H. Green.............    47       Senior Vice President - Exploration

         Daniel G. Fournerat has served as our Senior Vice President and General Counsel since April 2001 and our Secretary since May 2001, and served as a member of our Board of Directors from September 1998 to October 2001. He also served as our outside counsel from September 1998 to April 2001. Mr. Fournerat is an attorney-at-law who practiced oil and gas law with the Onebane Law Firm, a Lafayette, Louisiana law firm, from 1977 to April 2001. Mr. Fournerat earned a Bachelor of Science Degree in accounting from McNeese State University in 1974 and a Juris Doctorate Degree from Louisiana State University in 1976.

         Arthur M. Mixon, III has served as our Senior Vice President-Operations since January 1, 2001. From 1981 to 2001, Mr. Mixon accumulated twenty years of experience with BP Amoco PLC, a public petroleum and petrochemical company, in a variety of engineering, supervisory and management positions in the United States, Trinidad and Tobago, and Venezuela. He most recently served as Drilling and Completions Manager-Deepwater Production Business Unit for BP Amoco PLC in Houston, Texas. Mr. Mixon is a Registered Professional Engineer and a member of the Society of Petroleum Engineers, and was 1999 Chairman of the Latin America Drilling Safety Initiative. Mr. Mixon received a Bachelor of Science Degree in Petroleum Engineering from Louisiana State University in 1980.

         Dalton F. Smith, III has served as our Senior Vice President - Business Development & Land since September 2001. He also served as our Vice President - Business Development & Land from March 2001 to September 2001. From March 1998 to September 1999, Mr. Smith first served as Land Manager - Gulf of Mexico Shelf for UNOCAL Corporation, a major independent oil and gas exploration and production company. From September 1999 to March 2001, Mr. Smith's managerial oversight was expanded to include all of UNOCAL's lower 48 onshore land activities in addition to the Gulf of Mexico Shelf. Prior to his employment with Unocal, Mr. Smith served fourteen years with Mobil Oil Corporation. Mr. Smith earned a Bachelor of Science in Petroleum Land Management from the University of Louisiana of Lafayette in 1984 and is a certified professional landman.

         Stephen H. Green has served as our Senior Vice President - Exploration since December 2001. From September 1999 to December 2001, he served first as our Business Development Manager and then as Vice President-Exploration. Mr. Green served as Vice President of Exploration for Ocean Energy, Inc., a public oil and gas development company, from September 1995 to April 1999. Mr. Green earned a Bachelor of Science in Geology from the University of South Alabama in 1978 and a Masters of Science Degree in Geology from the University of Louisiana Lafayette in 1980.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table provides information concerning compensation paid during the fiscal years ended December 31, 2002, 2001 and 2000 to our Chief Executive Officer and our executive officers, including the next four most highly compensated executive officers determined at the end of the last fiscal year:

                                                     ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                                 ------------------------------------------------------------    ------------------------------
NAME AND                                                                       OTHER ANNUAL       NUMBER           ALL OTHER
PRINCIPAL POSITION               YEAR         SALARY ($)        BONUS ($)     COMPENSATION ($)   OF OPTIONS     COMPENSATION ($)
-------------------------------- ------    -----------------    ---------    ----------------    ----------    ----------------
Charles T. Goodson .........     2002             0  (1)           -            36,234(2)                -            -
 Chief Executive Officer         2001             0  (1)           -            25,988(3)            5,000            -
                                 2000                (4)
                                            322,931  (5)           -                                75,000

Alfred J. Thomas, II .......     2002             0  (1)           -            33,111(6)                -            -
 President and Chief Operating   2001             0  (1)           -            25,988(3)            5,000            -
 Officer                         2000       322,931  (4)(5)        -                -               75,000            -

Ralph J. Daigle ............     2002             0  (1)           -            36,234(2)                -            -
 Executive Vice President        2001             0  (1)           -           25,988 (3)            5,000            -
                                 2000       272,695  (4)(7)        -                -               75,000            -

Michael O. Aldridge.........     2002       180,000              54,000             -                    -            -
 Senior Vice President, Chief    2001       180,001                -                -               15,000            -
 Financial Officer & Treasurer   2000       112,569  (8)         36,000             -              137,500         75,000 (9)

Daniel G. Fournerat.........     2002       180,000              54,000             -                    -            -
 Senior Vice President,          2001       124,962  (8)           -                -              115,000        37,500 (10)
 General Counsel & Secretary     2000             -                -                -               30,000            -

Arthur M. Mixon, III........     2002       175,000              54,000             -                    -          9,573 (9)
 Senior Vice President -         2001       174,926  (8)         40,000             -               75,000         30,901 (9)
 Operations                      2000             -                -                -                    -            -

Dalton F. Smith, III........     2002       175,000              54,000             -                    -            -
 Senior Vice President -         2001       131,475  (8)           -                -               55,000            -
 Business Development & Land     2000             -                -                -                    -            -

Stephen H. Green............     2002       180,000              54,000             -                    -            -
 Senior Vice President -         2001       131,250                -                -               15,000            -
 Exploration                     2000       122,423              25,000             -               35,000            -

(1) Messrs. Goodson's, Thomas' and Daigle's employment agreements provide for annual salaries of $210,000, $210,000 and $180,000, respectively; however at their initiative, Messrs. Goodson, Thomas and Daigle agreed to forgo their annual salaries and bonuses for fiscal years 2001 and 2002. See "Employment Agreements."


(2) Includes $25,988 for automobile allowances, and $10,246 for health insurance premiums.

(3) These amounts were payable to Messrs. Goodson, Thomas and Daigle as automobile allowances.

(4) In 2000, Messrs. Goodson, Thomas and Daigle agreed to temporarily reduce their salaries payable under their employment agreements. See "Employment Agreements."

(5) $31,636 of this amount is attributable to 22,000 shares of common stock granted in January 2000 as compensation for his salary reduction in 1999. $123,438 of this amount is attributable to 39,500 shares of common stock granted in December 2000 as compensation for his reduction in salary in 1999 and 2000.

(6) Includes $25,988 for automobile allowances, and $7,123 for health insurance premiums.

(7) $26,603 of this amount is attributable to 18,500 shares of common stock granted in January 2000 as compensation for his salary reduction in 1999. $104,688 of this amount is attributable to 33,500 shares of common stock granted as compensation for his reduction in salary in 1999 and 2000.

(8) Messrs. Aldridge, Fournerat, Mixon and Smith joined PetroQuest on May 8, 2000, April 20, 2001, January 1, 2001 and March 12, 2001, respectively.

(9) These amounts were paid to Messrs. Aldridge and Mixon for reimbursement of relocation expenses.

(10) This amount was paid to Mr. Fournerat to offset expenses and costs associated with Mr. Fournerat's transition from his former employer to PetroQuest.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the executive officers named in the Summary Compensation Table as of December 31, 2002:

                                                                                                  VALUE OF UNEXERCISED
                                SHARES           VALUE             NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS (1)
                              ACQUIRED ON       REALIZED           OPTIONS AT FY-END (#)              AT FY-END ($)
NAME                           EXERCISE (#)         ($)        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                          -------------     -----------    -----------    -------------    -----------    ------------
Charles T. Goodson.......          -                -             117,667           28,333        269,189          25,625
Alfred J. Thomas, II.....          -                -             117,667           28,333        269,189          25,625
Ralph J. Daigle..........          -                -             111,667           28,333        249,376          25,625
Michael O. Aldridge......          -                -              96,667           55,833        198,126          99,062
Daniel G. Fournerat......          -                -             108,334           86,666        185,605          10,250
Arthur M. Mixon, III.....          -                -              25,000           50,000          8,000          16,000
Dalton F. Smith, III.....          -                -              18,334           36,666              0               0
Stephen H. Green.........          -                -              78,334           21,666        168,184          16,341

(1) Value of in-the-money options is calculated based on the closing price per share of our common stock at December 31, 2002 ($4.15 per share) as reported by The Nasdaq Stock Market.

         EMPLOYMENT AGREEMENTS. We have employment agreements with our executive officers Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Michael O. Aldridge, Daniel G. Fournerat, Arthur M. Mixon and Dalton F. Smith, III providing for annual salaries of $210,000, $210,000, $180,000, $180,000,
$180,000, $175,000 and $175,000, respectively. Each of the employment agreements has a term of three years with automatic one-year renewals thereafter unless terminated, provides for termination with or without cause, with 12 months severance provided in the event of termination without cause, and contains a non-competition agreement prohibiting the executive from competing with PetroQuest during his employment and for one year after termination of the agreement for cause or by the executive for any reason.

         In January 1999, on their own initiative, Messrs. Goodson, Thomas and Daigle agreed to temporarily reduce their annual salaries payable under the employment agreements by one-third for an undetermined period of time due to the then economic conditions in the oil and gas exploration and production industry. In January 2000, our Board of Directors granted Messrs. Goodson, Thomas and Daigle 22,000, 22,000 and 18,500 shares of our common stock, respectively, and $22,000, $22,000 and $18,500 in cash, respectively, as compensation for their reduction in salary in 1999. In addition, in December 2000, the Board granted Messrs. Goodson, Thomas and Daigle 39,500, 39,500 and 33,500 shares of our common stock, respectively, and $2,088, $2,088 and $2,615 in cash, respectively, as compensation for their reduction in salary in 1999 and 2000. On their own initiative, Messrs. Goodson, Thomas and Daigle agreed to forgo their annual salaries and bonuses payable under the employment agreements for fiscal years 2001 and 2002.

         TERMINATION AGREEMENTS. We have agreements with Messrs. Goodson, Thomas, Daigle, Aldridge, Fournerat, Mixon and Smith providing for the payment of severance benefits upon a "change in control" and termination of the executive's employment. Each of the agreements has a term of three years after January 1 of the year following the year of execution with automatic one-year renewals unless, not later than September 30 of the preceding year, we give notice of our intent not to extend any of the agreements. Even if we timely give notice, each of the agreements will automatically be extended for 24 months beyond its term if a "change in control" occurred during the term of any of the agreements. If an executive's employment is terminated following a "change in control" other than for cause or by an executive for good reason, the executive will be entitled to (i) a lump sum cash payment equal to two multiplied by the sum of the executive's then annual base salary and the executive's most recent annual bonus, (ii) life insurance, health, disability and other welfare benefits for a 24-month period and (iii) if applicable, an additional cash payment to make the executive whole for certain tax liabilities. The executive is not entitled to any benefits under each of the agreements if the executive's employment terminates due to executive's retirement at age 65, executive's total and permanent disability, or executive's death.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The current members of the Compensation Committee are Jay B. Langner, E. Wayne Nordberg and William W. Rucks, IV.

         Mr. Langner holds an ownership interest in CRM Exploration, LLC, an affiliate of Cramer Rosenthal McGlynn, LLC, a beneficial owner of more than five percent of our common stock during 2002. Cramer Rosenthal McGlynn, LLC is not currently a beneficial owner of more than five percent of our common stock. CRM Exploration has entered into a participation agreement with us to participate in certain of our energy exploration programs. See "Certain Relationships and Related Transactions."

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Compensation Committee is comprised of three non-employee directors whose primary duties and functions are to review and recommend to the Board of Directors the annual base and bonus compensation of our executive officers and other employees and to oversee the administration of our amended and restated 1998 Incentive Plan.

         The committee's goal with respect to executive compensation is to attract, motivate and retain executives who demonstrate the ability to lead PetroQuest in the achievement of its business objectives in a highly competitive industry. The committee seeks to provide adequate base compensation and annual cash bonus compensation based on PetroQuest's performance and profitability, while providing incentive compensation that serves to align the interests of the executive officers with those of the stockholders.

         To achieve these goals, the committee believes that the compensation of all employees, including executive officers, should include the following components:

         o A base salary that is competitive with salaries offered by similar oil and gas exploration, exploitation and production companies.

         o Discretionary annual cash bonus incentive compensation based on PetroQuest's performance and profitability that rewards individual productivity, responsibility and impact on results.

         o Incentive stock option grants designed to encourage commitment to PetroQuest, motivate superior performance and align the long-term personal interests of our officers and other employees with those of our stockholders, while enabling them to share in the long term growth and success of PetroQuest.

         The committee believes that PetroQuest has encouraged executive officer retention and, ultimately, the long term growth of PetroQuest through utilization of employment agreements that establish a base salary subject to upward adjustment by the Board of Directors and that create opportunities for the executive officers to participate in our incentive compensation programs.

         Currently, Charles T. Goodson, Chairman of the Board and Chief Executive Officer, Alfred J. Thomas, II, President and Chief Operating Officer, Ralph J. Daigle, Executive Vice President, Michael O. Aldridge, Senior Vice President, Chief Financial Officer and Treasurer, Daniel G. Fournerat, Senior Vice President, General Counsel and Secretary, Arthur M. Mixon, III, Senior Vice President-Operations, and Dalton F. Smith, III, Senior Vice President - Business Development and Land, are compensated pursuant to employment agreements. See "Executive Compensation - Employment Agreements."

         Chief Executive Officer Compensation. Pursuant to our employment agreement with Charles T. Goodson, Mr. Goodson's annual base salary was maintained during 2000 at the 1999 level of $210,000; however, in January 1999, at his initiative, Mr. Goodson's base salary was temporarily reduced by one-third during 1999 and 2000 due to the then existing economic conditions in the oil and gas exploration and production industry. In January 2000, the Board of Directors granted Mr. Goodson 22,000 shares of our common stock and $22,000 in cash as compensation for his reduction in salary during 1999. In addition, in December 2000, the Board granted Mr. Goodson 39,500 shares of our common stock pursuant to our amended and restated 1998 Incentive Plan and $2,088 in cash as compensation for his reduction in salary during 1999 and 2000. Mr. Goodson also received an incentive stock option grant in December 2000 to purchase 75,000 shares of our common stock pursuant to our incentive plan at an exercise price of $3.125 per share which vest one-third per year for the three years following the grant date. In awarding the incentive options, the committee considered the reduction and deferral of Mr. Goodson's base compensation on his initiative during a time of company growth and depressed oil and gas prices, the successful closing of a significant private placement of equity during the year and the growth PetroQuest experienced during 2000 under his leadership.

         At his initiative, Mr. Goodson agreed to forgo his annual salary and bonus payable under his employment agreement for fiscal year 2001. In September 2001, Mr. Goodson received an incentive stock option grant to purchase 5,000 shares of our common stock pursuant to our incentive plan at an exercise price of $4.95 per share, which vest one-third per year for the three years following the grant date. In awarding the incentive options, the committee considered the company's successful drilling program and improved financial performance, Mr. Goodon's agreement to forgo his annual salary and bonus, and his leadership of the company in 2001.

         Mr. Goodson has again, at his initiative, agreed to forgo his annual salary and bonus payable under his employment agreement for fiscal year 2002.

                             COMPENSATION COMMITTEE

                          E. Wayne Nordberg, Chairman
                                 Jay B. Langner
                              William W. Rucks, IV

         PERFORMANCE GRAPH. The following graph illustrates the yearly percentage change in the cumulative stockholder return on our common stock, compared with the cumulative total return on The Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Stocks - Crude Petroleum and Natural Gas Extraction Index, for the five years ended December 31, 2002.

            PETROQUEST STOCK PRICE VS. NASDAQ AND NASDAQ E&P INDICES

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                VALUE OF INVESTMENT OF $100 ON DECEMBER 31, 1997


                              [PERFORMANCE GRAPH]


                                                YEAR ENDING
                                ---------------------------------------------
                                1997    1998    1999   2000    2001    2002
                                ----    ----    ----   ----    ----    ----
PetroQuest Energy, Inc........   100     72.2   141.7  377.8   472.9   368.9
Nasdaq........................   100    141.0   261.5  157.4   124.9    86.3
Nasdaq E&P....................   100     48.6    50.2  104.3    78.1    77.5

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information regarding our equity compensation plans as of December 31, 2002:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                               NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES                                   REMAINING AVAILABLE FOR
                                        TO BE ISSUED UPON          WEIGHTED-AVERAGE            FUTURE ISSUANCE UNDER
                                           EXERCISE OF             EXERCISE PRICE OF         EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,          (EXCLUDING SECURITIES
          PLAN CATEGORY                WARRANTS AND RIGHTS        WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
----------------------------------    -----------------------    ----------------------     ----------------------------
                                               (a)                        (b)                           (c)
Equity compensation
   plans approved by
   security holders (1).......              2,197,353                    $3.14                        770,208

Equity compensation
   plans not approved by
   security holders...........                  0                          0                             0

Total.........................

------------------------

(1) Consists solely of the 1998 Incentive Plan, as amended and restated effective December 1, 2000.

(2) The total number of shares of common stock available for issuance under the 1998 Incentive Plan is equal to the greater of (i) 10% of the number of issued and outstanding shares of our common stock as of the first day of our then-current fiscal quarter or (ii) 3,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         PARTICIPATION IN WORKING INTERESTS. In the fourth quarter of 1999, we reached an understanding with CRM Investors, Inc. that allows CRM Investors to participate in certain of our energy exploration programs through PetroQuest Energy, L.L.C., one of our subsidiaries formerly known as PetroQuest Energy One, L.L.C, and CRM Exploration, LLC. CRM Investors holds a 1% ownership interest in and is the managing member of CRM Exploration. Certain of the remaining 99% ownership interests in CRM Exploration are held by our current director, Jay B. Langner, or by affiliates of Cramer Rosenthal McGlynn, LLC, a beneficial owner of more than five percent of our common stock during 2002. Cramer Rosenthal McGlynn, LLC is not currently a beneficial owner of more than five percent of our common stock. CRM Investors and CRM, Inc. are beneficially owned by the same stockholders although in different proportions. In turn, CRM, Inc. holds a 44% ownership interest in Cramer Rosenthal McGlynn, LLC. As a result of the understanding, CRM Exploration purchased an undivided seven percent interest in our Vermilion Block 376 prospect, an undivided five percent interest in our Valentine Field prospect, an undivided five percent interest in our Ship Shoal Block 79 prospect, an undivided seven percent interest in our Eugene Island Blocks 147 and 146 prospects, an undivided seven percent interest in our Orca prospect, and an undivided five percent interest in our Berry Lake prospect. CRM Exploration also acquired an undivided six percent interest in our Turtle Bayou #16 well. PetroQuest Energy, L.L.C. and CRM Exploration may enter into additional agreements, under which CRM Exploration will purchase various interests in the energy exploration programs. We entered into the understanding with CRM Investors and the agreements with CRM Exploration to obtain additional capital to finance our energy exploration programs. We believe that the understanding and the terms of the agreements were negotiated on an arm's length basis and were made on terms no less favorable than could have been obtained from other third parties.

         BOARD OF DIRECTORS APPOINTMENT. In connection with a private placement to accredited investors in August of 1999, we agreed to appoint William W. Rucks, IV or his designee to our Board of Directors. Mr. Rucks was subsequently appointed to serve on our Board of Directors effective October 1999. We have no continuing obligation to either appoint or nominate Mr. Rucks in the future.

         WORKING INTEREST AND OVERRIDING ROYALTY INTEREST OWNERS. Certain of our executive officers and directors or their respective affiliates are working interest owners or overriding royalty interest owners in particular properties. In their capacity as working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners they are entitled to receive their proportionate share of revenues in the normal course of business.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for: reviewing the financial reports and other financial information provided by us to any governmental body or the public; reviewing our system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and our auditing, accounting and financial reporting processes generally; reviewing the independence and performance of our independent auditors; and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The committee also has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

         Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. The committee's responsibility is to monitor and review these processes. However, the members of the committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

         The committee has met with our independent auditors, Ernst & Young LLP, and discussed the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of PetroQuest's internal controls. The committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of PetroQuest's consolidated financial statement and the matters required to be discussed by Statement of Auditing Standards No. 61, as amended.

         Our independent auditors also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the committee discussed with the independent auditors their independence from PetroQuest. When considering Ernst & Young's independence, the committee considered the non-audit services provided to PetroQuest by the independent auditors and concluded that such services are compatible with maintaining the auditors' independence.

         The committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and Ernst & Young. Based on the committee's review of the audited consolidated financial statements and the meetings and discussions with management and the independent accountants, and subject to the limitations on the committee's role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to the Board of Directors that PetroQuest's audited consolidated financial statements be included in PetroQuest's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                         William W. Rucks, IV, Chairman
                                 Jay B. Langner
                               E. Wayne Nordberg

AUDITORS

         On June 28, 2002, we dismissed our independent certified public accountants, Arthur Andersen LLP, and engaged the services of Ernst & Young LLP as our new independent auditors for our fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen and retain Ernst & Young was approved by our Audit Committee.

         The audit report of Arthur Andersen on our consolidated financial statements as of and for the fiscal year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the fiscal year ended December 31, 2001, and the subsequent interim period through June 28, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

         No formal action is proposed to be taken at the annual meeting with respect to the continued employment of Ernst & Young inasmuch as no such action is legally required. Representatives of Ernst & Young plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

         The following table sets forth the fees incurred by us in fiscal year 2002 for services performed by Ernst & Young:

     Audit Fees........................................................$79,000

     Financial Information Systems Design and Implementation Fees......      0

     All Other Fees(1).................................................$34,850

-----------
(1) Including $23,000 of fees incurred by us in connection with the review of a registration statement filed in 2002.

         In addition, we incurred $13,850 in Audit Fees and $24,142 in All Other Fees, including $22,382 of fees incurred by us in connection with the review of a registration filed in 2002, for services performed by Arthur Andersen LLP in fiscal year 2002 through June 28, 2002. We did not incur any Financial Systems Design and Implementation Fees for services performed by Arthur Andersen LLP in fiscal year 2002 through June 28, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

         To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, our officers, directors and greater than 10% beneficial owners timely filed all required
Section 16(a) reports, except that the following individuals failed to file timely reports for such fiscal year: Michael O. was late in filing a Form 5 disclosing one transaction; Arthur M., III was late in filing a Form 5 disclosing one transaction; and E. Wayne was late in filing a Form 4 disclosing one transaction.

OTHER MATTERS

         The Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2002 has been mailed to each stockholder entitled to vote at the annual meeting. Investors may request our Form 10-K, Form 10-Qs and other information by calling (337) 232-7028 or writing to the address below:

                            PetroQuest Energy, Inc.
                            Corporate Communications
                     400 E. Kaliste Saloom Road, Suite 6000
                           Lafayette, Louisiana 70508

         The persons designated to vote shares covered by the Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         If you want us to consider including a proposal in our Proxy Statement for our 2004 Annual Meeting of Stockholders you must deliver a copy of your proposal to PetroQuest's Secretary at our principal executive offices at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 no later than December 6, 2003.

         If you intend to present a proposal at our 2004 Annual Meeting of Stockholders, but you do not intend to have it included in our 2004 Proxy Statement, you must deliver a copy of your proposal to PetroQuest's Secretary at our principal executive offices listed above no later than March 8, 2004 and no earlier than January 8, 2004. If the date of PetroQuest's 2004 Annual Meeting of Stockholders is more than 30 calendar days before or after the date of our 2003 Annual Meeting, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

                                    Sincerely,

                                    /s/ DANIEL G. FOURNERAT

                                    Daniel G. Fournerat
                                    Senior Vice President, General Counsel
                                      and Secretary

April 4, 2003

                             PETROQUEST ENERGY, INC.

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE

                          ANNUAL MEETING ON MAY 7,2003

         The undersigned stockholder of PetroQuest Energy, Inc. (the "Company") hereby appoints Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the City Club at River Ranch, located at 1100 Camellia Blvd., Lafayette, Louisiana 70508, on Wednesday, May 7, 2003, at 9:00 a.m., Lafayette time, and at any adjournments of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.


           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             PETROQUEST ENERGY, INC.

                                   MAY 7, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


              * Please detach and mail in the envelope provided. *

--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
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1.       THE ELECTION OF DIRECTORS

                                             NOMINEES

[ ] FOR ALL NOMINEES                         ( ) Charles T. Goodson
                                             ( ) Ralph J. Dalgle
[ ] WITHHOLD AUTHORITY                       ( ) William W. Rucks, IV
    FOR ALL NOMINEES                         ( ) Jay B. Langner
                                             ( ) Alfred J. Thomas, II
[ ] FOR ALL EXCEPT                           ( ) Michael O. Aldridge
    (SEE INSTRUCTIONS BELOW)                 ( ) E. Wayne Nordberg

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next
to each nominee you wish to withhold, as shown here:                    (X)

To change the address on your account, please check the box at           [ ]
right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

                                                         FOR   AGAINST   ABSTAIN

2.       In their discretion, upon such other matters    [ ]     [ ]       [ ]
         as may properly come before the meeting;
         hereby revoking any proxy or proxies
         heretofore given by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES ABOVE, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED.

Signature of Stockholder                          Date:              Signature if held jointly                        Date:
                         ------------------------      ------------                            ---------------------       ---------

NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.